UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, Sabre Corporation (“Sabre”) announced that Kurt J. Ekert, age 51, has been elected President of Sabre, effective January 3, 2022. Prior to joining Sabre in January 2022, Mr. Ekert served as President and Chief Executive Officer of Carlson Worldwide Travel (CWT), a global travel services company, from 2016 to 2021, followed by serving as Senior Advisor at Carlson Worldwide Travel in 2021. Sabre has an agreement with CWT pursuant to which Sabre provides CWT with access to its GDS and pays incentive fees to CWT, and CWT purchases certain products from Sabre. From 2010 to 2015, he served as Executive Vice President and Chief Commercial Officer of Travelport Worldwide Ltd., a distribution services provider for the global travel industry, and from 2006 to 2010, he served as Chief Operating Officer of Gulliver’s Travel Associates (GTA), a division of Travelport. From 2002 to 2006, he served in executive roles of increasing responsibility at Cendant (at then Cendant subsidiaries Travelport and Orbitz Worldwide). Prior to joining Cendant, Mr. Ekert’s experience in the travel industry included a number of senior finance roles at Continental Airlines. He also served four years as an active duty officer in the US Army. Mr. Ekert received a MBA from the University of South Carolina and a BS in Economics from the Wharton School at the University of Pennsylvania. Mr. Ekert serves as a Vice Chairman of the Board of Passur Aerospace, Inc., a business intelligence company, and he previously was Chairman the US Department of Commerce Travel & Tourism Advisory Board and a director of eNett, Carlson Travel Inc., the World Travel & Tourism Council, and the UNGA Global Partnership to End Violence Against Children.

The terms of Mr. Ekert’s employment are set forth in his offer letter (the “Offer Letter”), a copy of which is included as Exhibit 10.1. Under the terms of the Offer Letter, Mr. Ekert’s initial base salary is $750,000 per year. As a participant in Sabre’s annual incentive plan, Mr. Ekert will be eligible for an annual incentive payment, and his target bonus under the plan has been set at 125% of his base salary (prorated for 2022). He will receive an initial equity grant valued at $1,000,0000, consisting of restricted stock units, one-third of which will vest on the second anniversary of the grant date, and two-thirds of which will vest on the third anniversary of the grant date. Subject to Board of Directors or Compensation Committee approval, he will also be eligible to receive an equity award with a grant-date value of up to $3,000,000 beginning on or about March 15, 2022. Mr. Ekert will receive relocation assistance, and he will be eligible to participate in Sabre’s employee benefit plans, policies and other compensation and perquisite programs. Mr. Ekert will also be eligible to participate in Sabre’s Executive Severance Plan as a level 1 employee. The Offer Letter provides that the failure to appoint him as Chief Executive Officer if/when the next time the position becomes available, whenever that may be, will constitute Good Reason (as defined in the Executive Severance Plan). Mr. Ekert is also subject to the terms of an Executive Confidentiality and Restrictive Covenants Agreement. The foregoing is only a brief description of the material terms of the Offer Letter, does not purport to be a complete description of the rights and obligations of the parties, and is qualified in its entirety by reference to the Offer Letter included as Exhibit 10.1.

In addition, on December 15, 2021, Sabre announced that David Shirk intends to step down from his position as Executive Vice President and President of Travel Solutions of Sabre, effective December 31, 2021. Mr. Shirk will remain with Sabre as Senior Advisor of Sabre through December 31, 2022, and during that period he will be responsible for, among other things, advising the CEO and the President of Sabre. To provide for an orderly transition of Mr. Shirk’s duties and responsibilities, Mr. Shirk and Sabre have agreed to terminate his existing employment agreement effective as of December 31, 2021 and have entered into an employment agreement, dated December 15, 2021 (the “New Agreement”), which will be effective as of January 1, 2022 (the “New Agreement Effective Date”). Pursuant to the New Agreement, effective on the New Agreement Effective Date, Mr. Shirk will serve as Senior Advisor. Under the New Agreement, Mr. Shirk waives any claims for payments under Sabre’s Executive Severance Plan or any other severance policy or contract term under his prior employment agreement and confirms that as of December 31, 2021, he is no longer eligible to participate in the Executive Severance Plan or any other severance programs offered by Sabre. The New Agreement provides for an employment term of January 1, 2022 through December 31, 2022. Beginning on the New Agreement Effective Date, Mr. Shirk will continue to receive his annual base salary of $722,625 (less applicable withholdings and deductions). Mr. Shirk will not be eligible to participate in any of Sabre’s bonus plans, but he will be entitled to receive any annual incentive payment with respect to fiscal year 2021 for his role under his prior employment agreement. His outstanding long-term incentive grants will continue to vest in accordance with their terms, but beginning on the New Agreement Effective Date, he will not be entitled to receive any grants pursuant to Sabre’s long-term equity incentive program. Mr. Shirk will be eligible to participate in Sabre’s employee benefit plans, policies and other compensation and perquisite programs provided to other senior executives of Sabre and that he was eligible to receive under his prior employment agreement. The New Agreement confirms that he is subject to the post-employment obligations around non-competition, non-solicitation and non-disclosure for 18 months subsequent to the end of his employment with Sabre. Under the New Agreement, provided his employment is not terminated earlier by Sabre for “Cause” (as defined in the Executive Severance Plan) or voluntarily by him before December 31, 2022, and if his employment ends at December 31, 2022, Mr. Shirk will be eligible to receive severance benefits equivalent to six months base salary and twelve months COBRA continuation coverage, provided he signs an agreement and general release in a form provided by Sabre. This description of the New Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference.

A copy of the press release announcing Mr. Ekert’s election and Mr. Shirk’s change in position is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter by and between Sabre Corporation and Kurt Ekert, dated December 15, 2021.

10.2	Employment Agreement, by and between Sabre Corporation and David Shirk, dated December 15, 2021.

99.1	Press Release, dated December 15, 2021.

104	Cover Page Interactive Data File - formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: December 15, 2021	By:	/s/ Shawn Williams
	Name: Title:	Shawn Williams
Executive Vice President and Chief People Officer